UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2010

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 9, 2010, M/I Homes, Inc. (the “Company”) entered into a new three-year secured revolving credit facility (the “Credit Facility”) with an aggregate commitment amount of $140 million, including a $25 million sub-facility for letters of credit.  The Credit Facility is governed by a Credit Agreement (the “Credit Agreement”) among the Company, as borrower, the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders, JPMorgan Chase Bank, N.A. and The Huntington National Bank, as co-syndication agents, and Fifth Third Bank and US Bank National Association, as co-documentation agents.  The Credit Facility  matures on June 9, 2013.  The Company’s obligations under the Credit Facility are guaranteed by all of the Company’s subsidiaries (the “Guarantors”), with the exception of subsidiaries that are primarily engaged in the business of mortgage financing, the origination of mortgages for resale, title insurance or similar financial businesses relating to the homebuilding and home sales business (the “Financial Subsidiaries”) and certain subsidiaries that are not wholly-owned by the Company or another subsidiary (the “Non-Guarantor Subsidiaries”).

The Credit Facility replaces the Company’s previous $150 million secured revolving credit facility dated October 6, 2006 by and among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as agent for the lenders, and Wachovia Bank National Association, as syndicate agent (as amended, the “Prior Credit Agreement”), which was scheduled to mature in October 2010.  As a condition of the termination of the Prior Credit Agreement, the Company paid its outstanding obligations under the Prior Credit Agreement, but incurred no prepayment premiums.

The obligations under the Credit Facility are secured by certain of the personal property of the Company and the Guarantors and by certain real property in Ohio and North Carolina.  Availability under the Credit Facility is based, initially (until appraisals are completed on the mortgaged real property), on a borrowing base equal to 100% of cash, if any, pledged as security, plus 35% of the aggregate book value of the mortgaged real property.  Once appraisals on the mortgaged real property are completed, availability under the Credit Facility will be based on a borrowing base equal to 100% of cash, if any, pledged as security plus 45% of the aggregate appraised value of the mortgaged real property.  The borrowing base also includes certain limits on the percentage of real property in a single geographic market and on the percentage of real property consisting of lots under development and unimproved land.  As of June 9, 2010, there was $36.0 million of availability under the Credit Facility based on $106.3 million book value of mortgaged real property in the borrowing base, no borrowings outstanding and $1.2 million of letters of credit outstanding.

Borrowings under the Credit Facility are at the Alternate Base Rate plus a margin of 350 basis points or at the Eurodollar Rate plus a margin of 450 basis points, as described in the Credit Agreement.

The Credit Facility contains various representations, warranties and affirmative, negative and financial covenants.  The covenants, as more fully described in the Credit Agreement, require, among other things, that the Company:

●
maintain a Consolidated Tangible Net Worth not less than (a) $200 million, plus (b) 50% of Consolidated Earnings (without deduction for losses and excluding the effect of any decreases in any deferred tax valuation allowance), plus (c) the amount of any reduction or reversal in deferred tax asset valuation allowance, minus (d) costs incurred by the Company (up to $10 million) in connection with its repurchase of any Senior Notes (as defined below);

●	maintain a leverage ratio (Consolidated Indebtedness to Consolidated Tangible Net Worth) not greater than 1.50x;

●
maintain (a) a ratio of EBITDA to consolidated interest incurred (the “Interest Coverage Ratio”) for the most recently ended four fiscal quarters greater than 1.5x, (b) a ratio of adjusted cash flow from operations to consolidated interest incurred (the “Adjusted Cash Flow Ratio”) for the most recently ended four fiscal quarters greater than 1.50x or (c) unrestricted cash in excess of $25 million until the last day of the next succeeding fiscal quarter when either the Interest Coverage Ratio is not less than 1.5x or the Adjusted Cash Flow Ratio is not less than 1.5x;

●
not incur any secured indebtedness outside of the Credit Facility exceeding $25 million at any time (other than  letters of credit in an aggregate amount not in excess of $50 million fully secured by a lien on cash and cash equivalents);

●	not incur any liens except as permitted by the Credit Agreement;

●	not enter into certain acquisitions;

●	not directly or indirectly repay, redeem or otherwise acquire any of the Company’s $200 million 6.875% senior notes due April 1, 2012 outstanding (the “Senior Notes”), except for:

● payments made when due on the Senior Notes;
● a refinancing of the Senior Notes; and
●
the repurchase of up to $50 million in aggregate of the Senior Notes so long as no loans are outstanding under the Credit Facility and, immediately thereafter, the Company has not less than $10 million in unrestricted cash;

●
not allow the number of unsold housing units and model homes at the end of any fiscal quarter to exceed the greater of 35% of the number of housing unit closings for the latest twelve months or 70% of the number of housing unit closings for the latest six months;

●	not allow adjusted land value to exceed 110% of Consolidated Tangible Net Worth; and

●
not make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, note debenture or other security of, or make any other investment in, any person (all such transactions being defined as “Investments”), except for certain Investments permitted by the Credit Agreement, including Investments in joint ventures, Non-Guarantor Subsidiaries and Financial Subsidiaries, provided that the aggregate cost of such Investments in subsidiaries that are not Guarantors does not at any one time outstanding exceed 30% of Consolidated Tangible Net Worth.

In addition, if, as of April 1, 2011, the Senior Notes have not been refinanced in full, the Aggregate Commitment will be immediately reduced by 30%; provided that, if the Senior Notes are refinanced in full after April 1, 2011 and prior to July 1, 2011, the 30% reduction will be immediately eliminated.  If, as of July 1, 2011, the Senior Notes have not been refinanced in full, the Aggregate Commitment will be immediately reduced by 50%.  If, as of October 1, 2011, the Senior Notes have not been refinanced in full, the Aggregate Commitment will be immediately reduced to $0 and the Credit Agreement will terminate.

As noted above, under the terms of the Credit Agreement, the Company is permitted to repurchase up to $50 million of Senior Notes if certain conditions are met, and the Company is permitted to refinance the Senior Notes, neither of which were permitted under the terms of the Prior Credit Agreement.  The Company’s goal is to retire the Senior Notes at or prior to maturity through a refinancing and possibly repurchases.  Subject to the terms of the Credit Agreement, the Company may from time to time seek to repurchase and/or refinance the Senior Notes through open market repurchase transactions, privately negotiated transactions, tender offers, exchange offers or otherwise.  The timing and nature of such transactions will depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors.  Any such transactions, individually or in the aggregate, may be material to the Company’s financial condition, results of operations and/or liquidity.

The Credit Agreement contains customary events of default, including:  nonpayment of principal, interest and fees; defaults in the performance of covenants; inaccuracy of representations and warranties; material defaults on other agreements; and bankruptcy and other insolvency events.  In the event of default under the Credit Agreement, the lenders may terminate their commitments under the Credit Agreement and declare the amounts outstanding, including all accrued and unpaid interest and fees, payable immediately.

Certain of the lenders party to the Credit Agreement also are letter of credit issuers under the Company’s five separate secured letter of credit facilities having an aggregate availability of up to $45 million.  In addition, The Huntington National Bank, which is a lender and co-syndication agent under the Credit Facility, is also a lender and the administrative agent under a $45 million secured credit agreement with M/I Financial Corp., a wholly-owned subsidiary of the Company.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  All capitalized terms not otherwise defined herein are as defined in the Credit Agreement.

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth above under Item 1.01 relating to the Company’s termination of the Prior Credit Facility is hereby incorporated by reference into this Item 1.02.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMETN OF A REGISTRANT.

The information set forth above under Item 1.01 relating to the Company’s entry into the Credit Facility is hereby incorporated by reference into this Item 2.03.

Item 7.01  REGULATION FD DISCLOSURE

On June 14, 2010 M/I Homes, Inc. issued a press release announcing announcing that it entered into a new three-year $140 million secured revolving credit facility with a group of nine banks led by PNC Bank, National Association, as Administrative Agent.  A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Document
10.1
Credit Agreement dated June 9, 2010 by and among M/I Homes, Inc., as borrower, the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders, JPMorgan Chase Bank, N.A. and The Huntington National Bank, as co-syndication agents, and Fifth Third Bank and US Bank National Association, as co-documentation agents.

99.1	Press Release dated June 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2010

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Document
10.1
Credit Agreement dated June 9, 2010 by and among M/I Homes, Inc., as borrower, the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders, JPMorgan Chase Bank, N.A. and The Huntington National Bank, as co-syndication agents, and Fifth Third Bank and US Bank National Association, as co-documentation agents.

99.1	Press Release dated June 14, 2010